Exhibit 4.1
To Annual Report

on Form 10-K for Fiscal 2024
Of Cal-Maine Foods, Inc.

DESCRIPTION OF CAPITAL STOCK
The amount of capital stock which Cal-Maine Foods, Inc. (the “Company” or “Corporation”)

is authorized to issue (the “Capital
Stock”) is 124,800,000

shares, consisting of

(a) 120,000,000 shares

of Common

Stock with a

par value

of One Cent

($.01) per
share and (b) 4,800,000 shares of Class A Common Stock with a par value of One Cent ($.01) per share.
The

following

summary

describes

the

Capital

Stock

under

the

Company’s

Second

Amended

and

Restated

Certificate

of
Incorporation (the

“Restated Charter”)

and Amended and Restated

Bylaws (“the

Bylaws”). The summary

may not be

complete
and is subject

to, and qualified

in its entirety by,

the applicable provisions

of Delaware law and

the terms and

provisions of our
Restated Charter and our Bylaws.

You should refer to, and read this

summary together with, our Restated Charter and

our Bylaws
to review all provisions applicable to our Capital Stock that may be important to you.
Equal Treatment
Except as otherwise provided in the Restated Charter

as described below, or required by applicable

law, shares of Common Stock
and Class A

Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any

liquidation, dissolution

or winding

up of

the Corporation),

share ratably

and be

identical in

all respects

and as

to all
matters.
Voting Rights
Holders of shares of Capital Stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of
Common Stock entitled to one vote

and each share of Class A

Common Stock entitled to ten votes.

Holders of Capital Stock have
the right

of cumulative

voting in

the election

of directors.

Cumulative voting

means that

each stockholder

is entitled

to cast

as
many votes as he

or she has the right

to cast (before cumulating

votes), multiplied by the

number of directors to

be elected, and
such stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for
any two or more of them as such stockholder may see fit.
Under Delaware

law, the affirmative

vote of the

holders of a

majority of the

outstanding shares of

any class of

Capital Stock is
required to approve, among other

things, any amendment to the

certificate of incorporation that would

alter or change the

powers,
preferences

or special

rights of

such class

so as

to affect

such class

adversely. In

addition, as

long as

any of

the shares

of the
Class A Common

Stock are

outstanding,

the consent

of not

less than

66 2/3

% of

the total

shares of

Class A Common

Stock
outstanding is required to

(1) alter or change the rights

and privileges of Class A Common Stock;

(2) to amend any provision of
Paragraph 4 of the Restated Charter affecting the Class A

Common Stock or (3) effect any re-classification or re-capitalization of the Company’s Capital Stock.
Dividends
Holders of

shares of

Capital Stock

are entitled

to receive

such dividends

as may

be declared

by our

Board of

Directors out

of
funds legally available for such purpose.
Shares of Common

Stock and Class A Common

Stock are required

to be treated

equally, identically

and ratably, on

a per share
basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the Company legally available therefor.
However, in the event a dividend is paid in the form of

shares of Capital Stock (or rights to acquire such shares), then holders of
Common Stock shall receive

shares of Common Stock

(or rights) and holders of

Class A Common Stock shall receive shares of
Class A Common

Stock (or

rights), with

holders of

shares of

Common Stock

and Class A Common

Stock receiving,

on a

per
share basis, an identical number of shares of Common Stock or Class A Common Stock, as applicable.

Exhibit 4.1
To Annual Report

on Form 10-K for Fiscal 2024
Of Cal-Maine Foods, Inc.

Notwithstanding the foregoing, the

Board of Directors may

pay or make a

disparate dividend or distribution

per share of

Common
Stock or Class A Common

Stock (whether

in the amount

of such dividend

or distribution payable

per share,

the form

in which
such dividend

or distribution

is payable,

the timing

of the

payment,

or otherwise)

if such

disparate dividend

or distribution

is
approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Class

A
Common Stock, each voting separately as a class.
Ownership of Class A Common Stock
The Class A Common

Stock may

only be

issued to

Immediate Family

Members and

Permitted Transferees

(each as

defined in
the

Restated

Charter,

and

as

summarized

below).

In

the

event

any

share

of

Class A Common

Stock,

by

operation

of

law

or
otherwise is, or

shall be deemed

to be owned

by any person

other than

an Immediate Family

Member or

Permitted Transferee,
such share of Class A Common Stock shall

automatically convert into

Common Stock, whereby the

voting power of such

stock
would be reduced from ten votes per share to one vote per share.
The

term

“Immediate

Family

Member”

includes:

the

natural

children

(the

“Daughters”)

of

our

late

founder

and

Chairman
Emeritus Fred R. Adams, Jr., his sons-in-law (including

our Chairman Adolphus B. Baker), and his grandchildren,

including the
estates of all of such persons.
The term “Permitted Transferee” includes:
(i)

an Immediate Family Member;
(ii)

a trust

held for

the sole

or primary

benefit of

one or

more Immediate

Family Members

or Permitted

Transferees,
including any trustee in such trustee’s capacity as such,

provided that if a trust is not for the sole benefit of

one or more
Immediate

Family

Members

or

Permitted

Transferees,

an

Immediate

Family

Member

or

Permitted

Transferee

must
retain sole

dispositive and

exclusive power

to direct

the voting

of the

shares of

Class A Common Stock

held by

such
trust;
(iii)

a corporation, limited liability company or partnership, including but not limited to, a family limited partnership or similar limited liability

company or corporation,

or a single

member limited

liability company, provided

that all of

the
equity interest in

such entity is owned,

directly or indirectly,

by one or more

Immediate Family Members

or Permitted
Transferees and an

Immediate Family Member

or Permitted Transferee retains

sole dispositive and

exclusive power to
direct the voting of the shares of Class A Common Stock held by such entity;

(iv)

a qualified

Individual Retirement

Account, pension,

profit sharing,

stock bonus

or other

type of

plan or

trust of
which an Immediate

Family Member or Permitted

Transferee is a participant

or beneficiary, provided that

in each case
an Immediate Family Member or

Permitted Transferee retains sole dispositive and

exclusive power to direct the voting
of the shares of Class A Common Stock held by such account, plan or trust; or
(v)

any guardianship, conservatorship or custodianship

for the benefit of an Immediate Family

Member who has been
adjudged

disabled,

incapacitated,

incompetent

or

otherwise

unable

to

manage

his

or

her

own

affairs

by

a

court

of
competent jurisdiction, including any guardian,

conservator or custodian in

such guardian’s, conservator’s or

custodian’s
capacity as such.
Other Provisions
The holders of Common Stock and Class A Common Stock are not entitled to preemptive or subscription rights.

Exhibit 4.1
To Annual Report

on Form 10-K for Fiscal 2024
Of Cal-Maine Foods, Inc.

Unless approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and
Class A Common

Stock,

each

voting

separately

as

a

class,

shares

of

Common

Stock

or Class

A Common

Stock

may

not

be
subdivided, combined

or reclassified unless

the shares of

the other class

are concurrently therewith

proportionately subdivided,
combined

or

reclassified

in

a

manner

that

maintains

the

same

proportionate

equity

ownership

between

the

holders

of

the
outstanding Common Stock and Class A

Common Stock on the record date for such subdivision, combination or reclassification.
Unless approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and
Class A Common

Stock, each

voting separately

as a

class, upon

the dissolution,

liquidation or

winding up

of the

corporation,
whether voluntary

or involuntary,

holders of

Common Stock

and Class A Common

Stock will

be entitled

to receive

ratably all
assets of the Corporation available for distribution to its stockholders.
In the event of

(i) a merger, consolidation

or other business combination

requiring the approval of

the holders of the

Corporation’s
capital stock entitled to vote thereon, (ii) a tender or exchange offer to acquire any shares of Common Stock or Class

A Common
Stock by a third party pursuant to

an agreement to which the Corporation is

a party, or (iii) a tender or exchange

offer to acquire
any

shares of

Common

Stock or

Class A Common

Stock

by the

Corporation,

holders of

the

Common

Stock and

the Class

A
Common Stock

shall have the

right to receive,

or the right

to elect to

receive, the

same form and

amount of

consideration on

a
per share basis.

Each share

of Class A Common

Stock is

convertible, at

the option

of its

holder, into

one share

of Common

Stock at

any time.
Once shares of Class A Common Stock are

converted into Common

Stock, the shares of Class A Common Stock

will be retired
and

may

not

be

reissued. The

number

of

shares

of

Common

Stock

into

which

the

shares of

Class A Common

Stock

may

be
converted is

subject to

adjustment from

time to

time in

the event

of any

capital reorganization,

reclassification of

stock of

the
Company or consolidation

or merger of the Company with or into another corporation.
The

Restated

Charter

includes

a

sunset

provision

pursuant

to

which

all

of

the

outstanding

Class

A

Common

Stock

will
automatically

convert

to

Common

Stock

if:

(a)

less

than

4,300,000

shares

of

Class A

Common

Stock,

in

the

aggregate,

are
beneficially owned by Immediate

Family Members and/or Permitted

Transferees, or (b) if less

than 4,600,000 shares

of Class A
Common Stock

and Common Stock,

in the aggregate,

are beneficially owned

by Immediate Family

Members and/or Permitted
Transferees.
Control by Immediate Family Members, Anti-Takeover Considerations and Forum for Adjudication of Disputes
General
Mr. Adams founded the Company

and served as its CEO

from the formation

of the Company in 1969

until 2010, when his son-
in-law, Mr. Baker,

became CEO.

Mr. Adams died

on March

29, 2020.

Mr. Baker

stepped down

from CEO

in September

2022,
and remains Chairman of the Board and as an executive officer of the Company.
As of July

23, 2024, a

limited liability company

(the “Daughters’

LLC”), owned by

Mr.

Adams’

son-in-law Mr. Baker,

Mr. Baker’s
spouse and

her three

sisters (Mr. Adams’

four

daughters) (collectively,

the “Family”),

owns 100%

of our

outstanding Class

A
Common Stock

(which has

10 votes

per share),

controlling approximately

52.0% of

our total

voting power. As

sole managing
member of

the Daughters’ LLC,

Mr. Baker

controls the

vote of

100% of

our outstanding

Class A Common

Stock, except

that
certain extraordinary matters requiring the vote

of the Company’s stockholders such as

a merger or amendment of

the Company’s
Restated Charter require

joint approval of

Mr. Baker and

members of the

Daughters’

LLC holding a

majority of its

voting interests.
Family members also

have additional voting

power due to beneficial

ownership of our

Common Stock (which has

one vote per
share), directly or

indirectly through the

Daughter’s LLC and

other entities, resulting

in family voting

control of approximately
53.8%

of

our

total

voting

power.

The

Daughters’

LLC

and

its

members

are

all

Immediate

Family

Members

or

Permitted
Transferees as defined in the Restated Charter.

Exhibit 4.1
To Annual Report

on Form 10-K for Fiscal 2024
Of Cal-Maine Foods, Inc.

The Common

Stock is

listed on

The Nasdaq

Global Select

Market (“Nasdaq”)

and qualifies

as a

“controlled company”

under
Nasdaq’s rules. As a

controlled company, the Company is not subject to certain Nasdaq listing standards such as those that would
otherwise

require

that

a

majority

of

a

listed

company’s

directors

be

independent

and

that

a

compensation

committee

and
nominating committee of the board of directors composed solely of independent directors be established. Although not required,
the Company’s

board is comprised

of a majority

of independent directors

and the compensation

committee is comprised

solely
of independent directors.

The Company is,

however, subject to

Nasdaq’s listing standards

requiring that the

audit committee be
composed solely

of independent

directors. Delaware

law provides

that the

holders of

a majority

of the

voting power

of shares
entitled

to

vote

must

approve

certain

fundamental

corporate

transactions

such

as

a

merger,

consolidation

and

sale

of

all

or
substantially all of a corporation’s assets. Immediate Family Members and Permitted Transferees currently hold a majority of the voting power of all shares of capital stock of the Company and have indicated that they intend to retain ownership of a sufficient amount of Common Stock and

Class A Common Stock to assure continued ownership of more than

50% of the voting power of
our outstanding shares of capital stock. Accordingly,

a merger, consolidation, sale of all

or substantially all of the assets or

other
business combination

or transaction

involving the

Company, which

requires a

stockholder vote,

cannot be

effected without

the
approval of the Immediate Family Members and Permitted Transferees.
As a result, majority control may make an unsolicited acquisition of the Company more difficult and discourage certain types

of
transactions involving a change of control of our Company, including transactions in which the holders of Common Stock might otherwise receive a premium for

their shares over then

current market prices.

Also, the controlling ownership of

our Capital Stock
by Immediate Family

Members and Permitted Transferees

may adversely affect

the market price

of our Common

Stock, due in
part to lack of speculation that there may be a change in control.
Delaware Anti-Takeover Law
We

are

subject

to

Section 203

(“Section 203”)

of

the

Delaware

General

Corporation

Law.

Under

this

provision,

we

may

not
engage

in

any

“business

combination”

with

any

interested

stockholder

for

a

period

of

three

years

following

the

date

the
stockholder became an interested stockholder, unless:
i.

prior to that date our Board of Directors approved either the business combination or the transaction that resulted in the
stockholder becoming an interested stockholder;
ii.

upon completion

of the

transaction that

resulted in

the stockholder

becoming an

interested stockholder,

the interested
stockholder owned at least 85% of the voting stock outstanding at the time the transaction began; or
iii.

on or following

that date, the business

combination is approved

by our Board of

Directors and authorized

at an annual
or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned
by the interested stockholder.
Section 203 defines “business combination” to include, subject to limited exceptions:
i.

any merger or consolidation involving the corporation and the interested stockholder;
ii.

any sale,

transfer, pledge

or other

disposition of

10% or

more of

the assets

of the

corporation involving

the interested
stockholder;
iii.

any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
iv.

any transaction

involving the

corporation

that has

the effect

of increasing

the proportionate

share of

the stock

of any
class or series of the corporation beneficially owned by the interested stockholder; or

Exhibit 4.1
To Annual Report

on Form 10-K for Fiscal 2024
Of Cal-Maine Foods, Inc.

v.

the receipt

by the

interested

stockholder of

the benefit

of any

loans, advances,

guarantees, pledges

or other

financial
benefits provided by or through the corporation.
In

general,

Section 203

defines

an

“interested

stockholder”

as

any

entity

or

person

beneficially

owning

15%

or

more

of

the
outstanding voting

stock of the

corporation and

any entity

or person affiliated

with or controlling

or controlled

by the entity

or
person.
The restrictions of

Section 203 of the

Delaware General Corporation

Law do not

apply to corporations

that have elected,

in the
manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law. The Company has

not made
such an election. Accordingly, the Company would be subject to Section 203 in the event of a business combination.
Forum for Adjudication of Disputes
Article VIII of

our Amended and Restated

Bylaws provides

that, unless the

Company consents in

writing to the

selection of an
alternative

forum,

the Court

of

Chancery

of the

State of

Delaware

(or

if

such court

does not

have

subject

matter

jurisdiction
another state or

federal court (as appropriate)

located within the

State of Delaware)

shall, to the

fullest extent permitted

by law,
be the

sole and

exclusive forum

for (i)

any derivative

action or

proceeding brought

on behalf

of the

Company; (ii)

any action
asserting a claim of breach of a

fiduciary duty owed by any current

or former director, officer or other

employee, or stockholder
of the Company to the

Company or its stockholders,

creditors or other constituents;

(iii) any action asserting

a claim against

the
Company or any current

or former director, officer,

employee, or stockholder of

the Company arising pursuant

to any provision
of the DGCL or

the certificate of incorporation

or the bylaws (as

they may be

amended and/or restated

from time to time)

or as
to which the

DGCL confers jurisdiction on

the Court of

Chancery of the

State of Delaware;

or (iv) any

action asserting a claim
governed by the internal

affairs doctrine.

A stockholder

bringing any such action

will be deemed to

have consented to the

personal
jurisdiction of

the state and

federal courts located

within the State

of Delaware

and to service

of process on

such stockholder’s
counsel in

such action

as agent

for such

stockholder. To

the fullest

extent permitted

by law,

any person

or entity

purchasing or
otherwise

acquiring

or holding

any

interest

in shares

of capital

stock

of the

Company

shall

be deemed

to have

notice of

and
consented to the provisions of this paragraph.
This choice

of forum

provision may

limit a

stockholder’s ability

to bring

a claim

in a

judicial forum

that it

finds favorable

for
disputes with us or any

of our directors, officers, other

employees, or stockholders, which may

discourage lawsuits with respect
to such claims.

Alternatively, if a court

were to find

the choice of

forum provision to be

inapplicable or unenforceable in

an action,
we may incur additional

costs associated with resolving

the matter in the

other jurisdiction. This choice of

forum provision will
not apply

to suits

brought to

enforce a

duty or

liability created

by the

federal securities

laws and

our stockholders

will not

be
deemed to have waived (and cannot waive) compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent
Computershare Trust Company of Louisville, Kentucky, is the Transfer Agent and Registrar for our Common Stock.